Exhibit 10.17

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH

(I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ENSafrica

150 West Street

Sandown Sandton Johannesburg 2196

P O Box 783347 Sandton South Africa 2146

docex 152 Randburg

tel +2711 269 7600 fax +2711 269 7699

info@ENSafrica.com ENSafrica.com

EXECUTION

SHAREHOLDER LOAN AGREEMENT

entered into between

ORION MINE FINANCE FUND II L.P.

(the “Lender”)

and

BLYVOOR GOLD RESOURCES PROPRIETARY LIMITED

(Registration No. 2016/357084/07)

(the “Borrower”)

and

BLYVOOR GOLD PROPRIETARY LIMITED

(Registration No. 2015/122164/07)

(“Blyvoor Gold”)

and

BLYVOOR GOLD CAPITAL PROPRIETARY LIMITED

(Registration No. 2015/309783/07)

(“Blyvoor Capital”)

WHEREBY IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION AND PRELIMINARY

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof. Unless a contrary intention clearly appears -

1.1.	words importing -

1.1.1.	any one gender include the other genders; and

1.1.2.	the singular include the plural and vice versa;

1.2.	capitalised terms used but not defined herein shall bear the meaning ascribed to them in the Shareholder’s Agreement. Further, the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

1.2.1.	“Agreement” means this shareholder loan agreement together with all annexures hereto (if any), in each case as the same may be amended, restated, amended and restated, supplemented, modified or superseded from time to time in accordance with the terms hereof;

1.2.2.	“Avaya” means Avaya Development Trade Incorporated, a company incorporated under the laws of the British Virgin Islands with registration number 1939419;

1.2.3.	“Benoryn” means Benoryn Investment Holdings Proprietary Limited, a private company incorporated under the laws of South Africa with registration number 1992/007396/07;

1.2.4.	“Blyvoor Capital” means Blyvoor Gold Capital Proprietary Limited, a private company incorporated under the laws of South Africa with registration number 2015/309783/07;

1.2.5.	“Blyvoor Gold” means Blyvoor Gold Proprietary Limited (Registration No. 2015/122164/07), a private limited liability company duly registered and incorporated in accordance with the company laws of South Africa;

1.2.6.	“Borrower” means Blyvoor Gold Resources Proprietary Limited (Registration No. 2016/357084/07), a private limited liability company duly registered and incorporated in accordance with the company laws of South Africa;

1.2.7.	“Bridge Outstanding” means the aggregate of all amounts of principal, accrued and unpaid interest and all any all other amounts due and payable to the Lender under the Orion Bridge Loan including, without limitation, any claim for damages or restitution and any claim as a result of any recovery by the Borrower of a payment or discharge on the grounds of preference, and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings;

1.2.8.	“Closing” has the meaning ascribed to that term in the Subscription Agreement;

1.2.9.	“Closing Date” means the date on which the Closing Event occurs;

1.2.10.	“Closing Date and Time” means the Closing Time on the Closing Date;

1.2.11.	“Closing Event” means the delivery by the Borrower of all of the documents listed in part 2 of schedule 7.3 the Subscription Agreement;

1.2.12.	“Closing Time” means the time of day on which the Closing Event occurs;

1.2.13.	“Conditions Precedent” means the conditions precedent in clause 3.1;

1.2.14.	“Delegations” has the meaning ascribed to that term in the Loan Delegation Agreement;

1.2.15.	“Effective Date” means the date on which the Conditions Precedent are duly fulfilled or waived, as the case may be;

1.2.16.	“Lender” means Orion Mine Finance Fund II L.P., a limited partnership established in accordance with the laws of Bermuda;

1.2.17.	“Loan Account” has the meaning ascribed to that term in the Shareholders’ Agreement;

1.2.18.	“Loan Claim” shall have the meaning ascribed thereto in clause 6;

1.2.19.	“Loan Delegation Agreement” means the written loan delegation agreement concluded between Blyvoor Gold, Avaya, Benoryn, Blyvoor Capital, the Lender and the Borrower on or about the Signature Date, as the same may be amended, restated, amended and restated, supplemented, modified or superseded from time to time in accordance with the terms thereof;

1.2.20.	“Long-stop Date” means the date falling 5 (five) Business Days following the Signature Date (or such later date as the Parties agree in writing on or before that date);

1.2.21.	“Operative Provisions” shall have the meaning ascribed thereto in clause 3.1;

1.2.22.	“Orion Bridge Loan” means the loan claim previously held by the Lender against Blyvoor Capital in an amount of USD 5,000,000.00 (five million USD) advanced by the Lender (as lender) to Blyvoor Capital (as borrower) under and in terms of the Orion Bridge Loan Agreement, plus any accrued and unpaid interest thereon;

1.2.23.	“Orion Bridge Loan Agreement” means the bridge loan agreement concluded between, the Lender, the Borrower, Blyvoor Gold and Blyvoor Capital on or about 30 August 2018, as the same may be amended, restated, amended and restated, supplemented, modified or superseded from time to time in accordance with the terms thereof;

1.2.24.	“Parties” means collectively the parties to this Agreement and includes an individual reference to any one or more of them, as the context may require;

1.2.25.	“Restructure Documents” means:

1.2.25.1.	this Agreement;

1.2.25.2.	the Loan Delegation Agreement;

1.2.25.3.	the agreement entitled “Shareholder Loan Agreement” entered into between the Borrower and Blyvoor capital on or about the Signature Date;

1.2.25.4.	the agreement entitled “Shareholder Loan Agreement” entered into between Blyvoor Gold and the Borrower on or about the Signature

1.2.25.5.	the agreement entitled “Confirmation and Cancellation Agreement” entered into amongst Benoryn, Blyvoor Capital and SM Mining Contractors Proprietary Limited on or about the Signature Date; and

1.2.25.6.	the agreement entitled “Security Release and Cancellation Agreement” entered into amongst Benoryn, Avaya, Blyvoor Gold, the Borrower, Blyvoor Capital and the Lender on or about the Signature Date;

1.2.26.	“Shareholders’ Agreement” means the written shareholder’s agreement entered into amongst Blyvoor Capital, the Lender, the Borrower and Stratocorp on 30 August 2018, as the same may be amended, restated, amended and restated, supplemented, modified or superseded from time to time in accordance with the terms thereof;

1.2.27.	“Signature Date” means the date on which this Agreement is signed by the Party who signs this Agreement last in time;

1.2.28.	“Spot Rate” means on any relevant date, the spot rate of exchange, published by Rand Merchant Bank (a division of FirstRand Bank Limited) on such date, for the sale of USO In exchange for the purchase of ZAR in the Johannesburg foreign exchange market;

1.2.29.	“Subscription Agreement” means the written subscription agreement concluded between the Lender, the Borrower, Blyvoor Gold Capital and Blyvoor Gold on or about 30 August 2018, as the same may be amended, restated, amended and restated, supplemented, modified or superseded from time to time in accordance with the terms thereof;

1.2.30.	“Subscription Date” means the date on which Closing has been duly implemented in the Subscription Agreement;

1.2.31.	“Suspended Provisions” shall have the meaning ascribed thereto in clause 3.1;

1.3.	any reference in this Agreement to:

1.3.1.	a “holding” or “subsidiary” company shall bear the meaning ascribed thereto in the Company Act;

1.3.2.	an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time and includes any schedules and annexures to and any subordinate legislation from time to time under such enactment. Save where expressly stated otherwise, references in this Agreement to any act, regulation, registration or other enactment are references to the relevant act, regulation, legislation or enactment of South Africa. Any reference to a particular section in an enactment is to that section as at the Signature Date, and as amended, re-enacted or replaced from time to time and/or equivalent measure in such enactment, provided that if as a result of such amendment, re-enactment or replacement, the specific requirements of a section referred to in this Agreement are changed, the relevant provision of this Agreement shall be read also as if it had been amended as necessary, without the necessity for an actual amendment;

1.3.3.	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the Agreement;

1.3.4.	when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day is not a Business Day, in which case the last day shall be the next succeeding Business Day;

1.3.5.	references to day(s), month(s) or year(s) shall be construed as Gregorian calendar day(s), month(s) or year(s);

1.3.6.	references to times are to times in South Africa;

1.4.	where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention;

1.5.	a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses;

1.6.	a reference to business hours shall be construed as being the hours between 09h00 and 17h00 on any Business Day;

1.7.	references to a document in the/an agreed form are, unless the context otherwise requires, to the form of that document which has been initialled by, or on behalf of, the Parties for the purpose of this Agreement;

1.8.	all the headings and a sub-headings in this Agreement are for convenience only and are not to be taken into account for the purposes of interpreting it;

1.9.	where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.10.	the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.11.	the rule of construction that a contract shall be interpreted against the Party responsible for the drafting or preparation of the contract, shall not apply;

1.12.	any reference in this Agreement to a Party shall include a reference to that Party’s assignees expressly permitted under this Agreement and, if such Party is liquidated, sequestrated or placed under business rescue, be applicable also to and binding upon that Party’s liquidator, trustee or business rescue practitioner (subject to the Companies Act), as the case may be; and

1.13.	the words “include”, “including”, “in particular”, “other” and “otherwise” shall be construed as being by way of example or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding word/s (and as such the eiusdem generis rule shall not apply).

2.	RECORDAL

2.1.	In terms of the Loan Delegation Agreement, Blyvoor Capital has transferred and assigned, or will transfer and assign, to the Borrower all of its rights and obligations arising under or in terms of the Orion Bridge Loan, which transfer and assignment the Borrower has accepted or will accept. Accordingly, following the implementation of such transaction contemplated in the Loan Delegation Agreement, the Borrower shall be indebted to the Lender in an amount equal to the Bridge Outstandings under the Orion Bridge Loan.

2.2.	The Parties wish to amend and restate the terms of the Orion Bridge Loan and provide for a further advance by the Lender to the Borrower and, accordingly, conclude this Agreement.

3.	CONDITION PRECEDENT

3.1.	This clause 2, together with clauses 1 and clauses 11 to 27 (inclusive), shall be of immediate force and effect on the Signature Date (collectively, the “Operative Provisions”). Except for the Operative Provisions, all of the other provisions of this Agreement (collectively the “Suspended Provisions”), shall be subject to, and will take effect and become operative only upon, the fulfilment or waiver, by or on the Long-stop Date, of the following conditions:

3.1.1.	the Restructure Documents shall have been executed by all parties thereto and shall have become unconditional in accordance with its terms (save for any condition relating to this Agreement becoming unconditional); and

3.1.2.	the Delegations contemplated in the Loan Delegation Agreement have been implemented in their entirety and Blyvoor Capital has delivered the written notice required in terms of clause 4.3 of the Loan Delegation Agreement setting out the amount outstanding in respect of each of the loan claims referred to in clause 4.1 of the Loan Delegation Agreement,

(collectively, the “Conditions Precedent”).

3.2.	If the Conditions Precedent referred to in clause 3.1 are fulfilled or waived on or before the Long-stop Date, then all of the Suspended Provisions shall also take effect and become operative, and the whole of this Agreement shall accordingly become unconditional.

3.3.	Should the Conditions Precedent referred to in clause 3.1 to this Agreement be neither timeously fulfilled nor waived, as the case may be, on or prior to the Long-stop Date, then the Suspended Provisions shall not take effect and this Agreement shall terminate automatically without any further action required by any of the Parties. In the event that this Agreement automatically terminates in accordance with this clause 3.3, each of the Parties shall be relieved of their respective duties and obligations arising in terms of this Agreement from and after the date of such termination, and such termination shall be without liability to the Parties; provided that no such termination shall relieve any Party from liability (including any liability for damages) for any breach of this Agreement or other liability arising prior to termination hereof; and provided further that the Operative Provisions shall survive any such termination and shall be enforceable in terms of this Agreement but the remainder of this Agreement, shall never become effective.

3.4.	The Conditions Precedent are for the benefit of all Parties and may accordingly only be waived, in whole or in part, by all of the Parties in writing on or before the date specified for the fulfilment or waiver of such Condition Precedent.

3.5.	Each Party will co-operate in good faith with the other and do everything reasonably required of it, including the furnishing of all such information and the execution of such additional forms or documents as may be so required, for the purposes of procuring the fulfillment of the Conditions Precedent set out in clause 3.1 as soon as reasonably practicable following the Signature Date, but in any event by the Long-stop Date, and they shall co-operate in good faith with each other in all respects to that end.

4.	AMENDMENT AND RESTATEMENT OF TERMS OF ORION BRIDGE LOAN

With effect from the Subscription Date the Orion Bridge Loan shall be governed by the terms set out in this Agreement, and any previous terms applicable to the Orion Bridge Loan, including under the Orion Bridge Loan Agreement shall be hereby amended and restated but without prejudice to any accrued rights and remedies or any claims or demands that the Lender may have under the Orion Bridge Loan Agreement on or before the Subscription Date. The Parties expressly record that there shall be no novation of the obligations of the Borrower under the Orion Bridge Loan Agreement and the obligations of the Borrower continue to be of full force of effect, as amended and restated in terms of this Agreement.

5.	CONVERSION

With effect from the Closing Date and Time, the Bridge Outstandings under the Orion Bridge Loan shall be converted from USD to ZAR using the opening Spot Rate on the date on which the Loan Delegation Agreement is entered into by the parties thereto, such that the Borrower shall be indebted to the Lender for an amount equal to the Rand equivalent of the Bridge Outstandings as at the Subscription Date, which equivalent value shall be calculated by applying the opening Spot Rate on the date on which the Loan Delegation Agreement is entered into by the parties thereto (the “Converted Amount”).

6.	FURTHER ADVANCE

At the Closing Date and Time, the Lender shall advance a further amount to the Borrower (the “Further Advance”), being equal to the difference between (i) the Bridge Outstandings in USD immediately prior to the conversion of the Orion Bridge Loan from USD to ZAR in terms of clause 5, converted from USD to ZAR using the opening Spot Rate on the Subscription Date (the “USD Pre-Conversion Amount”) and (ii) the amount equal to 19.95% of an aggregate amount equal to(a) the Converted Amount plus (b) the total amount of shareholder debt funding owing by the Borrower to Blyvoor Gold as at the Subscription Date. The Lender shall on the Subscription Date pay to the Borrower an amount in USD equal to the USD equivalent of the Further Advance, which equivalent value shall be calculated by applying the opening Spot Rate on the Subscription Date, and the payment of such amount in USD shall constitute a full and final discharge of the Lender’s obligation to advance and pay the Further Amount. The Further Advance together with the Converted Amount pursuant to clause 5 shall be the “Loan Claim” and shall be governed by the terms of this Agreement.

7.	INTEREST

The Loan Claim shall not bear interest.

8.	REPAYMENT

8.1.	Subject to clause 9 below; the Board may from time to time resolve to repay any portion of the Loan Claim to the Lender, whereafter such portion of the Loan Claim shall become due and payable by the Borrower to the Lender.

8.2.	Within 2 (two) Business Days of the adoption of a resolution by the Board to repay a portion of the Loan Claim, as contemplated in clause 8.1, the Borrower shall notify the Lender of such resolution and request the Lender to confirm, in writing, the details of the bank account into which the relevant portion of the Loan Claim should be paid.

8.3.	The Borrower shall pay all amounts due to the Lender by way of direct electronic funds transfer, free and clear of deduction or set-off, into the account nominated in writing by the Lender following the request referred to in clause 8.2.

9.	EVENTS OF DEFAULT

9.1.	Notwithstanding any other provision of this Agreement, the Lender may deliver a written notice to the Borrower requiring the entire amount outstanding in respect of the Loan Claim to be repaid, following the occurrence of any of the following events in respect of the Borrower:

9.1.1.	Non-payment

The Borrower fails to pay on the due date any amount payable pursuant to this Agreement at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error and payment is made within 5 (five) Business Days of its due date.

9.1.2.	Other Obligations

The Borrower breaches any of its other obligations under or in terms of this Agreement.

9.1.3.	Insolvency

An Insolvency Event occurs in respect of the Borrower.

9.1.4.	Repayment Event under the Shareholders Agreement

Any of the events contemplated in clause 14.9.5 of the Shareholder’s Agreement occur resulting in any Loan Account becoming immediately repayable.

9.2.	Upon the delivery of the notice referred to in clause 9.1, the entire amount outstanding in respect of this Loan Claim shall become immediately due and payable by the Borrower to the Lender.

10.	RENUNCIATION OF BENEFITS

The Borrower expressly waives and renounces the legal benefits and exceptions of no monies received, no value received, revision accounts and errors in calculation and declares itself to be fully acquainted with the meaning and effect of those exceptions and the renunciation thereof.

11.	WARRANTIES AND UNDERTAKINGS

11.1.	All Party Warranties

Each Party warrants that -

11.1.1.	it has all requisite legal capacity, power and authority, and has all consents, licences, authorisations, waivers and/or exemptions required to empower it, and legal right to sign and perform all of its obligations under and in terms of this Agreement and that, where applicable, this Agreement has been duly authorized by all necessary actions of its directors and that it has taken all necessary corporate actions required to empower and authorise it to enter into this Agreement;

11.1.2.	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

11.1.3.	where applicable, the execution of this Agreement and the performance of its obligations hereunder does not and shall not –

11.1.3.1.	contravene any Applicable Law or regulation to which that Party is subject; or

11.1.3.2.	contravene or breach any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument; or

11.1.3.3.	any order of any regulatory authority applicable to that Party or by which any of the material properties or assets of that Party is bound; or

11.1.3.4.	contravene any provisions of that Party’s constitutional documents.

11.2.	General Warranties

Each of the warranties and representations given by the Parties in terms of this clause 11 shall –

11.2.1.	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

11.2.2.	continue and remain in force for the duration of this Agreement; and

11.2.3.	prima facie to the deemed to be material and to be a material representation including the other party to enter into this Agreement.

12.	DISPUTES AND ARBITRATION

12.1.	Arbitration

12.1.1.	The Parties agree that any dispute, controversy or claim arising out of or in connection with this Agreement including any question regarding its existence, validity or termination (a Dispute) shall be referred to and finally resolved by arbitration under the LCIA Arbitration Rules of the London Court of International Arbitration (the Arbitration Rules) (which are deemed to be incorporated by reference into this Clause 12). The number of arbitrators shall be three (3). The claimant shall nominate one (1) arbitrator for appointment by the LCIA Court and the respondent shall nominate one (1) arbitrator for appointment by the LCIA Court (in the Request and in the Response, respectively). To the extent that the claimant or respondent fails to nominate an arbitrator for appointment by the LCIA

Court in the Request and/or Response (as applicable), the relevant arbitrator shall be chosen and appointed by the LCIA Court. The third arbitrator, who shall be the president of the arbitral tribunal, shall be selected by the two co-arbitrators within thirty (30) days of their appointment. To the extent the third arbitrator is not selected by the end of this thirty (30) day period, such arbitrator shall be chosen and appointed by the LCIA. The seat of arbitration shall be London, England, and the language of arbitration shall be English. The award shall be final and binding upon the Parties and the costs of the arbitration shall be apportioned by the tribunal. Judgment on the award may be entered in any court having jurisdiction. The Emergency Arbitrator provisions in the Arbitration Rules shall not apply. This Clause 12.1.1 shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of competent jurisdiction. The Parties covenant and agree that they shall conduct all aspect of such arbitration having regard at all times to expediting the final resolution of such arbitration.

12.1.2.	The arbitration, including any settlement discussions between the Parties related to the subject matter of the arbitration, shall be conducted on a private and confidential basis and any and all information exchanged and disclosed during the course of the arbitration shall be used only for the purposes of the arbitration and any appeal therefrom. None of the Parties shall communicate any information obtained or disclosed during the course of the arbitration to any third party except to those experts or consultants employed or retained by, or consulted about retention on behalf of such party in connection with the arbitration and solely to the extent necessary for assisting in the arbitration, and only after such persons have agreed to be bound by these confidentiality conditions. In the event that disclosure of any information related to the arbitration is required to comply with Applicable Law or court order, an application to a court for provisional remedies, or to satisfy that party’s financial reporting obligations, the disclosing party shall promptly notify the other party of such disclosure, shall limit such disclosure to only that information so required to be disclosed and shall have availed itself of the full benefits of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled.

12.1.3.	Any award of the tribunal and the reasons therefor shall also be kept confidential except:

12.1.3.1.	as may reasonably be necessary to obtain enforcement thereof or for the purposes of any challenge or appeal therefrom;

12.1.3.2.	for either party to comply with its disclosure obligations under Applicable Law;

12.1.3.3.	to permit the Parties to exercise properly their rights under the Arbitration Rules; and

12.1.3.4.	to the extent that disclosure is required to allow the Parties to consult with their professional advisors or to satisfy their financial reporting obligations.

12.1.4.	The arbitration agreement set out in this Clause 12 shall be governed by and construed in accordance with the laws of the Republic of South Africa.

12.2.	Consolidated Arbitration

12.2.1.	In order to facilitate the comprehensive resolution of related Disputes, all Disputes between any of the Parties in respect of this Agreement and/or any other related agreement to which the same Parties or their Affiliates or Related Funds are party may be consolidated into a single consolidated arbitration subject to the provisions of this section. If two or more arbitrations are commenced hereunder and/or the related agreements, any party named as claimant or respondent in any of these arbitrations may petition the arbitral tribunal appointed in the arbitration commenced first (the First Tribunal) for an order that the several arbitrations be consolidated in a single arbitration before that arbitral tribunal (a Consolidation Order). The First Tribunal may only make a Consolidation Order in the following circumstances:

12.2.1.1.	all parties to all the arbitrations sought to be consolidated agree to consolidation; or

12.2.1.2.	the First Tribunal determines that:

12.2.1.2.1.	there are Issues of fact or law common to the arbitrations such that a consolidated arbitration would be more efficient than separate arbitrations; and

12.2.1.2.2.	no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise.

All the parties to the arbitrations consent to consolidation pursuant to a Consolidation Order and agree to waive any rights that they may have to object to arbitrators of the First Tribunal on the ground that they have not been nominated or appointed by such parties. In this Clause 12.2, Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

12.3.	Lender’s option to resolve Dispute through alternative courts

12.3.1.	Notwithstanding Clause 12.1, the Lender shall be entitled at any time or, where they receive a Request for Arbitration from another Party in respect of one or more Disputes, within 21 days of the date of such receipt, by notice in writing to the such other Party require that a Dispute be heard by a court of law instead of arbitration. If the Lender gives such notice, the Dispute(s) to which such notice refers shall be determined in accordance with Clause 12.3.3 below.

12.3.2.	Where the Lender gives notice to the other Party in accordance with Clause 12.3.1 above, the other Party shall forthwith withdraw any Request for Arbitration it has sent to the LCIA.

12.3.3.	The Parties agree that, where the Lender gives notice to another Party in accordance with Clause 12.3.1 above, the Lender shall be entitled to bring such Dispute(s) to any the courts of England, the courts of the Republic of South Africa or any other court that has jurisdiction to hear the matter(s) and, for such purposes, the other Parties irrevocably submits to the jurisdiction of such courts. Final judgment against the other Party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the Republic of South Africa, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by Applicable Law.

12.3.4.	For the purposes of Clause 12.3.3 above, the Parties agree that the courts of England, the courts of the Republic of South Africa or any other court that has jurisdiction to hear the Dispute(s) are the most appropriate and convenient courts to settle such Dispute(s), and each Party irrevocably waives any objection which they might now or hereafter have to any such court being nominated as the forum to hear and determine any such Dispute(s).

13.	PERSONAL REMEDIES

13.1.	If any Party breaches any provision or term of this Agreement (other than those which contain their own remedies or limit the remedies in the event of a breach thereof) and fails to remedy such breach within 15 (fifteen) Business Days of receipt of written notice from any Party requiring it to do so, the aggrieved Party shall be entitled without notice, in addition to any other remedy available to it at law or under this Agreement (save for cancellation which remedy shall not be available to the Parties), including obtaining an interdict, to claim specific performance of any obligation whether or not the due date for performance has arrived, in either event without prejudice to the aggrieved Party’s right to claim damages.

13.2.	Each of the Parties acknowledges that it may be difficult or even impossible to measure in money, the damages that will arise from the failure of another Party to perform any of its obligations under this Agreement. Bearing in mind that cancellation is not a remedy available under this Agreement, the Parties agree that it shall be competent for any Party to bring an action for specific performance of the provisions of this Agreement.

13.3.	Subject to the provisions of clauses 13.1 and 13.2, no remedy conferred by this Agreement is intended to be exclusive of any other remedy, which is otherwise available at law, by statute or otherwise. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law by statute or otherwise. The election of anyone or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

14.	SEVERABILITY

Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

15.	SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS

Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any act or omission prior to such termination.

16.	WHOLE AGREEMENT, NO AMENDMENT

16.1.	This Agreement constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any other discussions, agreements and/or understandings regarding the subject matter hereof.

16.2.	No amendment or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the relevant Parties (or their authorised representative).

16.3.	No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in this Agreement.

16.4.	No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in this Agreement.

17.	SUCCESSOR BOUND

This Agreement shall be binding on and shall inure for the benefit or the successor and assigns and personal representatives (as the case may be) of each of the Parties. Accordingly, the rights and obligations of each Party arising out of or pursuant to this Agreement or its termination or cancellation will devolve upon and bind its legal representatives, successor-in-title and permitted assigns.

18.	NOTICES

Unless otherwise specifically provided in this Agreement, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by hand to an officer or other responsible employee of the addressee or transmitted by facsimile transmission or other by electronic communication, addressed to:

18.1.	Lender:

Physical:	[****]

Postal:	[****]

Attention:	[****]

With a copy to:

Physical:	[****]

Postal:	[****]

Email:	[****]

Attention:	[****]

18.2.	Borrower:

Physical:	[****]

Postal:	[****]

Email:	[****]

Attention:	[****]

18.3.	Blyvoor Gold

Physical:	[****]

Postal:	[****]

Email:	[****]

Attention:	[****]

18.4.	Blyvoor Capital

Physical:	[****]

Postal:	[****]

Email:	[****]

Attention:	[****]

or at such other address, facsimile number or email address as such Party from time to time directs in writing to the other Party. Any notice or other communication given in accordance with this clause, if delivered by hand as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Business Day and such delivery is received before 4:00 pm at of the place of delivery; otherwise, it shall be deemed to be validly and effectively given on the Business Day next following the date of delivery. Any notice of communication which is transmitted by facsimile transmission or electronic mail as aforesaid, shall be deemed to have been validly and effectively given on the date of transmission if such date is a Business Day and such transmission was received before 4:00 pm at the place of receipt; otherwise it shall be deemed to have been validly and effectively given on the Business Day next following such date of transmission.

19.	GOVERNING LAW

This Agreement is governed by, and all disputes, claims, controversies, or disagreements of whatever nature arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, termination or enforceability shall be resolved in accordance with the laws of South Africa.

20.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term “inoperable” in this clause 20 shall include without limitation, inoperable by way of suspension or cancellation.

21.	EXTENSIONS AND WAIVERS

No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights in terms of or arising from or under or in connection with this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision of the term of this Agreement.

22.	INDEPENDENT ADVICE

Each Party acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, each Party acknowledges that all of the provisions of this Agreement and the restrictions therein contained are part of the overall intention of the Parties in connection with this Agreement.

23.	FURTHER ASSURANCES

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for the putting into effect or maintenance of the terms, conditions and import of this Agreement and the transactions contemplated herein.

24.	NO CESSION AND ASSIGNMENT

24.1.	Except as expressly provided in this Agreement, no Party shall be entitled to cede, assign, transfer or delegate all or any of its rights, obligations and/or interest in, under or in terms of this Agreement to any third party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld).

24.2.	To the extent that the Lender transfers its shareholding in the Borrower in accordance with the Shareholders Agreement, it shall be entitled to cede, assign, transfer and delegate a corresponding portion of its rights, obligations and/or interests under or in terms of this Agreement. Each of the other Parties hereby consents to any splitting of claims which may arise as a result of a cession, assignment, transfer or delegate in terms of this Clause 24.2.

25.	COSTS

Except as otherwise provided for in this Agreement and subject to the remainder of this clause 20, all costs and expenses incurred by a Party shall be for its own account. The Borrower shall pay to the Lender on demand all reasonable and documented costs and expenses of the Lender (including, without limitation, all fees, expenses and disbursements of legal counsel) in connection with: (i) the preparation, negotiation and completion of this Agreement and all instruments supplemental or ancillary thereto; and (ii) any actual or proposed amendment or modification hereof and all instruments supplemental or ancillary thereto, made at the request of the Borrower. The Parties agree and acknowledge that the Lender shall not be entitled to demand payment of such costs and expenses until the Subscription Date.

26.	STIPULATIO ALTERI

No part of this Agreement shall constitute a contract in favour of any Person who is not a Party to the Agreement (stipulatio alteri) unless the provision in question expressly provides that it does constitute a stipulatio alteri.

27.	EXECUTION IN COUNTERPARTS

This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.

SIGNED by the Parties on the following dates and at the following places respectively:

For:	ORION MINE FINANCE FUND II L.P.

Signature:	/s/ Sarah Demerling
who warrants that he / she is duly authorised thereto

Name:	Sarah Demerling
Date:
Place:	Hamilton, Bermuda

For:	BLYVOOR GOLD RESOURCES PROPRIETARY LIMITED

Signature:	/s/ Alan Smith
who warrants that he / she is duly authorised thereto

Name:	Alan Smith
Date:	14 November 2018
Place:	Sandton

For:	BLYVOOR GOLD PROPRIETARY LIMITED

Signature:	/s/ R. Floyd
who warrants that he / she is duly authorised thereto

Name:	R. Floyd
Date:	14 November 2018
Place:	Sandton

For:	BLYVOOR GOLD CAPITAL PROPRIETARY LIMITED

Signature:	/s/ Alan Smith
who warrants that he / she is duly authorised thereto

Name:	Alan Smith
Date:	14 November 2018
Place:	Sandton